CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report August 19, 2011 with respect to the audited financial statements of Ardent Mines Limited for the years ended June 30, 2011 and 2010 and for the period from July 27, 2000 (inception) through June 30, 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

September 27, 2011